                                                                  Exhibit 10.14


WANGZ BUSINESS CENTRE
7 Temasek Boulevard
The Penthouse
#44-01 Sumtec Tower One
Singapore 038987
Tel (65) 430-6786
Fax (65) 430-6699
E-mail: wangz@pacific.net.sg
Website:  www.pbc-aala.com




                       BUSINESS IDENTITY PLAN IV AGREEMENT

Company/or person (the "Subscriber")                Avesta Technologies

Registered Address                                  7 Temasek Boulevard, The Penthouse, #44-01 Suntec
                                                    Tower One, Singapore 038987

Business Registration Number                        -

Nature of Business                                  IT

Name of Person to sign/I.D. No.                     Mr. Paul Harapin

Contact Number(s)                                   733 7968/001 61 412449922

Billing Address                                     As above

Service (the "Service")                             Full Communication Package (FCP)

Monthly Fee                                         S$350.00 per month + 3% GST, i.c. $360.50
                                                    (payable quarterly in advance)

Deposit (the "Deposit")                             S$700.00

Commencement Date                                   1 June 1999 - 31 Aug. 1999

Telephone Number Assigned                           65 4306 786/Fax 4306 699

Voicemail Number                                    786, Mailbox No: M16


The Service includes the use of Wangz's address as a mailing and registered address; one direct commercial telephone line with telephone answering under Subscriber's name or Subscriber's company name; convey of messages via voicemail; and access to (not applicable for Suite 5 or Suite 29) Wangz's fax number. Three hours (min. one hour count) non-cumulative complimentary use of office/meeting space per month. Charges on fax, secretarial and other business services and facilities are applicable based on in-house client rates.

The Subscriber hereby applies to Wangz for the Service and agrees that upon his/her execution hereof, he/she accepts and agrees to the terms and conditions specified in the Second Schedule overleaf which shall be deemed to be part of this Agreement.

In consideration of the payment of the Deposit and the first quarter's Retainer Fee by the Subscriber to Wangz on signing this Agreement in the amount and manner, and subject to the terms and conditions as specified in the Second Schedule, Wangz hereby agrees to render the Service to the Subscriber.

Approved by                               Confirmed & Agreed by
WANGZ BUSINESS CENTRE                     Avesta Technologies
OPERATED BY
Soroti Pte Ltd                            AVESTA TECHNOLOGIES PTE LTD.


/s/illegible                 1 JUNE 99    /s/ PAUL HARAPIN                1/6/99
---------------------------------------   -------------------------------------
WANGZ BUSINESS CENTRE                     Director
OPERATED BY
SOROTI PTE LTD

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SECOND SCHEDULE

                              TERMS AND CONDITIONS

1)       SUBSCRIBER COMMITMENT
         The Subscriber shall, in good faith, subscribe to the Service for a minimum period of 3 months. Subscriber shall forfeit the Deposit should he/she terminate the Service prior to the said period and termination of service in accordance to paragraph (4) shall not apply.

2)       ENGAGEMENT OF EMPLOYMENT
         To acknowledge that all employees of the Company have entered into an agreement with the Company not to accept any offer of employment with any Subscriber or its subsidiary or affiliated companies within six months from the date of termination of this agreement. If the Company should agree to release an employee from his agreement and such employee shall subsequently accept employment with a Subscriber or its subsidiary or affiliated companies within six months of termination of his Agreement, the Subscriber agrees with the Company that a staff placement fee will be due and repayable to the Company which shall be calculated at 15% of the last annual salary of the employee or $6,000 whichever is the greater. Notwithstanding this, the Company does not permit any current or formal employee, even after six months of their termination of employment with the Company, to enter into any form of employment with the Licensee while the Licensee is still housed in the Premises of the Company.

3        PAYMENT
         The Subscriber shall pay to Wangz, in advance, the quarterly Retainer Fee and accrued service and facilities charges, if any, prescribed by Wangz periodically. All payments must be paid within 7 days from the debit note issue date and no reminder will be issued. Payments made to Wangz shall only be valid and acceptable if made either by cheque or by direct deposit to Wangz's bank account and evidenced by presentation of the pay-in slip to Wangz and or by other means approved and agreed by Wangz.

4.       SUSPENSION OR TERMINATION FOR SERVICES BY WANGZ
         Suspension or termination and forfeit of Deposit will be at Wangz's discretion on non-payment and breach of the terms of this Agreement. Suspension of Service shall be imposed should Wangz fail to receive payment from the Subscriber within 15 days of the debit note issue date stated. Full amount of Deposit shall be forfeited as payment for the respective month. Wangz reserves the right to terminate the Service for any reason which in Wangz's opinion has an adverse effect on Wangz's business.

5.       TERMINATION OF SERVICE BY THE SUBSCRIBER
         Termination of Service by the Subscriber must be served on Wangz at its registered office in written form giving at least one month's notice and the Deposit after deducting all costs and expenses of Wangz and all accrued charges, if any, will be refunded 45 days after the date of termination. Otherwise, the full amount of Deposit shall be forfeited in lieu of notice.

6.       LIMITATION OF SERVICE
         i) An additional charge of S$200 per month will be imposed for each additional company name used but Wangz reserves the right to limit the Service to one company name per Agreement at its discretion.
         ii) Wangz will only allow each Subscriber a maximum of three persons to use the Service. A S$50 fee will be applied to each additional name.
         iii) For Subscribers of the Service, only mail, fax and telephone messages would be conveyed. The Service does not include the following:
                  (a) The use of the assigned direct line at Wangz premises by Subscriber.
                  (b) The use of Wangz's reception area as a meeting or waiting place.
                  (c) Handling of parcels. Any parcel received will be subject to storage charges at the discretion of Wangz but not less than S$30.00 per parcel on a per day basis.


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7)       AMENDMENT OF CONDITIONS
         Wangz shall be entitled to vary, add to or modify any of the provisions of this Agreement and/or alter the amount of the Retainer Fee or any other fee payable in connection with the Service at any time and from time to time. Wangz will make every reasonable effort to inform the subscribers by written notification.

8)       ADDITIONAL DEPOSIT
         An additional deposit will be required should Wangz's costs and expenses in connection with the Service amount to more than or an equivalent of 70% of the Subscriber's existing deposit with Wangz.

9)       SUPPLY OF CORRECT INFORMATION
         At the time of application for the Service, the Subscriber shall supply to Wangz his/her correct and complete information (including name, address, telephone number, Business Registration License, identity card number and Certificate of Incorporation, if any) for completing the Agreement and shall inform Wangz of any change or alteration thereof immediately. All notices and documents to be given to the Subscriber in relation to the Service will be sent by ordinary post to the Subscriber at the latest address supplied by the Subscriber.

10)      SUBSCRIBER'S RISK
         The Subscriber agrees to subscribe the Service at his/her own risks. Wangz will not be liable for any losses or damages caused hereof.



/s/ illegible             1 JUNE 99
-----------------------------------
WANGZ BUSINESS CENTRE
OPERATED BY
SOROTI PTE LTD